UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

March 31, 2016
Date of Report (Date of earliest event reported)

STEWART INFORMATION SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Post Oak Blvd. Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-625-8100

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements with Certain Executive Officers

On March 31, 2016, Stewart Information Services Corporation (the “Company”) entered into employment agreements, each effective January 1, 2016, with Matthew W. Morris, J. Allen Berryman, Steven M. Lessack, and John L. Killea in their capacities as the Company’s Chief Executive Officer, Chief Financial Officer, Group President and Chief Legal Officer, respectively (collectively, the “Agreements” and, each, an “Agreement”). The material terms of the Agreements are summarized below:

Terms:

The terms of Messrs. Berryman, Lessack and Killea’s Agreements are each one (1) year. The term of Mr. Morris’ agreement is three (3) years. Each Agreement extends automatically on a year-to-year basis thereafter, unless terminated by either of the parties upon 90 days’ notice prior to the end of a term.

Compensation and Benefits:

Pursuant to the terms of their respective Agreements, Messrs. Morris, Berryman, Lessack, and Killea are entitled to receive annual salaries of not less than $550,000, $375,000, $475,000, and $375,000 per year, respectively, subject to increase at the sole discretion of the Board of Directors of the Company (the “Board”), plus customary vacation, medical, dental and life insurance benefits and reimbursement of certain qualified business expenses by the Company.

Each of Messrs. Morris, Berryman, Lessack and Killea are eligible to receive an annual short term incentive cash payment pursuant to an incentive plan. Under such incentive plan, Mr. Morris’ current target payout is 100% of base pay, or $550,000, Mr. Berryman’s current target payout is 50% of base pay, or $187,500, Mr. Lessack’s current target payout is 60% of base pay, or $285,000, and Mr. Killea’s current target payout is 50% or $187,500. The maximum annual payment is two times the target payout under each Agreement. The payout amounts will be determined by the attainment towards metrics specific to the position and corporate performance.

Further, Messrs. Morris, Berryman, Lessack and Killea are entitled to participate in the Company’s Long Term Incentive Plan. Currently, the target payouts under such plan for Mr. Morris, Mr. Berryman, Mr. Lessack and Mr. Killea are 200%, 85%, 50%, and 85% of their individual base pay, respectively. The awards under the plan will be paid out in the form of restricted stock awards and performance share awards. The payout amounts will be determined by the Board in its discretion taking into account certain corporate performance metrics, including Total Shareholder Return and Modified Earnings Per Share Growth (as defined in the Agreements) compared to the Russell 2000 Financial Services Index.

Payments Upon Qualifying Termination:

Pursuant to the terms of their respective Agreements, each executive is entitled to receive certain benefits upon the termination of their employment under certain circumstances. In the event of (i) the Company’s termination of their employment without “Cause” (as defined in the Agreements) during the term, (ii) their resignation for “Good Reason” (as defined in the Agreements) during the term, or (iii) their voluntary retirement, then such respective executive shall receive the following: (a) for Mr. Morris, a cash payment equal to 24 months of Mr. Morris’ then-current salary in effect, or, for Messrs. Berryman, Lessack and Killea, a cash payment equal to 12 months of the then-current salary in effect; (b) continued medical and dental benefits equal to those that were in effect as of the date of termination and reimbursement of applicable COBRA premiums for a 12-month period following the termination date (or until the executive is eligible to receive benefits under another employer-provided plan or the executive dies); (c) Special Pro-Rata Vesting (as defined in the Agreements) of performance-based awards; (d) payments of accrued but unpaid salary, short term incentive and long-term incentive payments and accrued but unused vacation time; (e) any benefits that have vested as of the termination date as a result of participation in any of the Company’s benefit plans; and (f) reimbursement of certain qualified business expenses by the Company. In the event that such termination of employment occurs during a Change in Control Period (as defined in the Agreements), or for Mr. Morris, during the 2016 calendar year, separate severance payments apply.

To receive the severance and benefits provided in the event of a qualifying termination, each executive must execute a release of claims included with the Employment Agreements.

The Agreements also include non-competition and non-solicitation covenants by each executive for a twelve-month period following termination of their employment with the Company for any reason.

The foregoing description of the Employment Agreements contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Employment Agreements, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, which are incorporated herein by this reference.

Addendum to Employment Agreement with Executive Officer

On March 31, 2016, the Company entered into an addendum (the “Addendum”) effective as of January 1, 2016 to the employment agreement with Glenn H. Clements (the “Clements Employment Agreement”). The purpose of the Addendum is to make adjustments, as applicable, to the term of the Clements Employment Agreement, the duties and title (Executive Vice President) under the Clements Employment Agreement, and certain payments for 2016 provided for under the Clements Employment Agreement, including short term incentive payments, long term incentive payments, and severance payments.

The foregoing description of the Addendum contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Addendum, a copy of which is filed herewith as Exhibits 10.5 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Employment Agreement entered as of March 31, 2016, effective as of January 1, 2016, by and between Stewart Information Services Corporation and Matthew W. Morris.
10.2	Employment Agreement entered as of March 31, 2016, effective as of January 1, 2016, by and between Stewart Information Services Corporation and Joseph Allen Berryman.
10.3	Employment Agreement entered as of March 31, 2016, effective as of January 1, 2016, by and between Stewart Information Services Corporation and Steven M. Lessack.
10.4	Employment Agreement entered as of March 31, 2016, effective as of January 1, 2016, by and between Stewart Information Services Corporation and John L. Killea.
10.5
Addendum, entered into as of March 31, 2016 and effective as of January 1, 2016, to Employment Agreement entered into as of October 16, 2012 and effective as of January 1, 2012, by and between Stewart Information Services Corporation and Glenn H. Clements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION
By:	/s/ J. Allen Berryman
J. Allen Berryman, Chief Financial Officer, Secretary, Treasurer and Principal Financial Officer

Date: April 6, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement entered as of March 31, 2016, effective as of January 1, 2016, by and between Stewart Information Services Corporation and Matthew W. Morris.
10.2	Employment Agreement entered as of March 31, 2016, effective as of January 1, 2016, by and between Stewart Information Services Corporation and Joseph Allen Berryman.
10.3	Employment Agreement entered as of March 31, 2016, effective as of January 1, 2016, by and between Stewart Information Services Corporation and Steven M. Lessack.
10.4	Employment Agreement entered as of March 31, 2016, effective as of January 1, 2016, by and between Stewart Information Services Corporation and John L. Killea.
10.5
Addendum, entered into as of March 31, 2016 and effective as of January 1, 2016, to Employment Agreement entered into as of October 16, 2012 and effective as of January 1, 2012, by and between Stewart Information Services Corporation and Glenn H. Clements.